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                                                                      EXHIBIT 21


READING INTERNATIONAL, INC. - LISTING OF SUBSIDIARIES

Citadel Cinemas, Inc.
Citadel Realty Inc.
Citadel Distribution Services Inc.
Citadel Acquisition Corporation
Citadel Agriculture, Inc.
Big 4 Farming LLC
Liberty Theaters, Inc.
Citadel Cinemas, Inc.

Minetta Live LLC
Orpheum Live LLC
Liberty Live, LLC

Craig Corporation
Craig Management, Inc.
J. J. Cotter Associates
Craig Distribution Services Corporation
Craig Food & Hospitality
Hope Street Hospitality LLC

AHGP, Inc.
AHLP, Inc.
Angelika Film Centers LLC
Angelika Holdings, Inc.
Bayou Cinemas LP
CineVista Holdings, Inc.
Entertainment Holdings, Inc.
FA, Inc.
Love, Janis (Chicago) LLC
Port Reading Railroad Company
Puerto Rico Holdings, Inc.
Railroad Investments, Inc.
Reading Capital Corporation
Reading Center Development Corporation
Reading Cinemas, Inc.
Reading Cinemas of NJ, Inc.
Reading Cinemas of Puerto Rico, Inc.
Reading Company
..
Reading Holdings, Inc., Delaware
Reading Holdings, Inc., Nevada
Reading International Cinemas LLC
Reading Investment Company, Inc.
Reading Real Estate Company
Reading Resources, Inc.

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Reading Theaters, Inc.
Reading Transportation Company
RG-I, Inc.
RG-II, Inc.
Royal George, LLC
Trenton-Princeton Traction Company
Twin Cities Cinemas, Inc.
Washington and Franklin Railway Company
Western Gaming, Inc.
Wilmington and Northern Railroad

Australia Cinema Management Pty Limited
Australia Country Cinemas Pty Limited
Hotel Newmarket Pty Limited
Reading Australia Leasing Pty Limited
Reading Properties Pty Limited
US International Property Finance Pty Limited
Whitehorse Property Group Pty Limited

Darnelle Enterprises Limited
R&W Cinema Properties Limited
Reading Cinema Properties Limited
Reading Cinemas Courtenay Central Limited
Reading Courtenay Central Limited
Reading New Zealand Limited
Ronwood Investments Limited
Tington Investments Limited
Tobrooke Holdings Limited
Trevone Holdings Limited